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                                                                    EXHIBIT 23.2

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Park Place Entertainment Corporation of our opinion attached as Appendix B thereto and to the description of and reference to such opinion and our firm therein. In giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation

                                          By: /s/_MARC DIEN_____________________
                                             Name:  Marc Dien
                                             Title:  Senior Vice President


Dated: October 13, 1998